UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2007

Commission File Number 2-39621

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	42-0644327
(State of Incorporation)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa 52407

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2007, the Company announced the appointment of Randy A. Ramlo, age 46, as president and chief executive officer.  Mr. Ramlo succeeds John A. Rife, whose retirement was previously announced in a press release dated February 19, 2007. A copy of the press release announcing Mr. Ramlo’s appointment is attached to this Form 8-K as Exhibit 99.1.

Most recently, Mr. Ramlo was the executive vice president and chief operating officer of United Fire & Casualty Company. Mr. Ramlo was appointed executive vice president in May 2004 and chief operating officer in May 2006. Previously Mr. Ramlo served the Company as vice president – fidelity & surety from November 2001 until May 2004 and prior to November 2001 as underwriting manager in our Great Lakes region office. Mr. Ramlo holds a bachelor’s degree from the University of Northern Iowa.

Pursuant to an unwritten agreement between the Company and Mr. Ramlo as of May 14, 2007, Mr. Ramlo’s compensation package consists of the following components:

•	Base salary of $300,000 per year;
•	Participation in the Company’s Annual Incentive Plan with the potential for an annual bonus of up to 48 percent of annual base salary, depending upon the achievement of certain corporate goals; and
•	Eligibility for an annual equity award pursuant to the Company’s Employee Stock Option Plan.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are furnished herewith.

Exhibit 99.1	Press Release, dated May 17, 2007, announcing the appointment of Randy A. Ramlo as President and Chief Executive Officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

May 17, 2007
(Date)

/s/ Randy A. Ramlo
Randy A. Ramlo, Chief Executive Officer